                                                                    EXHIBIT 99.2


                               AMENDMENT NO. 1 TO
                              SHAREHOLDER AGREEMENT


         Amendment No. 1 dated as of April 17, 2000 (this "AMENDMENT") to the Shareholder Agreement dated as of November 17, 1999 (the "SHAREHOLDER AGREEMENT") among Baxter International Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each, a "SHAREHOLDER") of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("COMPANY").

                                    RECITALS

         WHEREAS, Parent and the Shareholders desire to amend the Shareholder Agreement as set forth in this Amendment;

         WHEREAS, concurrently with the execution of this Amendment, Parent, Company and Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("ACQUIRECO"), have entered into Amendment No. 1 to the Share Exchange Agreement dated as of November 17, 1999 among Parent, Acquireco and Company;

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. The first recital of the Shareholder Agreement is hereby amended and restated in its entirety to read as follows:

         "WHEREAS, pursuant to a Share Exchange Agreement dated as of November 17, 1999 by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("ACQUIRECO") and Company, as amended by Amendment No. 1 dated as of April 17, 2000 (such agreement, as so amended, is hereinafter referred to as the "SHARE EXCHANGE AGREEMENT"), Parent has agreed to exchange the outstanding securities of Company pursuant to an exchange by Acquireco of all of the capital stock of the Company (the "ARRANGEMENT"), in which each outstanding share of capital stock of Company (the "COMPANY SHARES") will be exchanged for cash and shares of common stock of Parent (the "PARENT SHARES") as set forth in the Share Exchange Agreement (the "TRANSACTION");"

2. This Amendment shall be deemed an amendment to the Shareholder Agreement and shall become effective when executed by Parent and the Shareholders as required by Section 10 of the Shareholder Agreement. Except as expressly amended pursuant to this Amendment, the Shareholder Agreement shall continue in full force and effect.

3. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

4. This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   BAXTER INTERNATIONAL INC.


                                   By:/s/ Timothy B. Anderson
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  BIOCHEM PHARMA INC.



                                   By:/s/ Charles-A. Tessier
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   By:/s/ Fred Andrew
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   FROST-NEVADA LIMITED PARTNERSHIP



                                   By:/s/ David Moskowitz
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   SHAREHOLDER

                                   /s/ David Moskowitz
                                   ---------------------------------------------
                                   (Signature)


                                   n/a
                                   ---------------------------------------------
                                   (Signature of Spouse)

                                   n/a
                                   ---------------------------------------------
                                   (Print Name of Shareholder)

                                   3500 Lakeside Court, Suite 200
                                   ---------------------------------------------
                                   (Print Street Address)

                                   Reno, Nevada 89509
                                   ---------------------------------------------
                                   (Print City, State and Zip)

                                   (610) 640-9790
                                   ---------------------------------------------
                                   (Print Telephone Number)

                                   59-294-9083
                                   ---------------------------------------------
                                   (Social Security or Tax I.D. Number)

                                   IVAX CORPORATION



                                   By:/s/ Phillip Frost, M.D.
                                      ------------------------------------------
                                      Name:
                                      Title: